Exhibit 99.1

TearLab Corporation Reports Second Quarter and First Half 2017 Financial Results

SAN DIEGO, August 14, 2017 — TearLab Corporation (NASDAQ:TEAR) (TSX: TLB) (“TearLab” or the “Company”) today reported its consolidated financial results for the second quarter ended June 30, 2017. All dollar amounts are expressed in U.S. currency and results are reported in accordance with United States generally accepted accounting principles except where noted otherwise.

Second Quarter 2017 and Recent Operational Highlights

●	Achieved CE Marking of commercial version of TearLab Discovery™ System, its next-generation in-vitro diagnostics testing platform
●	Commenced clinical studies and further progress toward completion of 510(k) application for U.S. regulatory clearance of TearLab Discovery™ System with submission expected second half 2017
●	Increased revenue 4.7% sequentially to $7.0 million
●	Expanded the U.S. active device base to approximately 4,600 TearLab Osmolarity Systems
●	Further reduction in operating expenses; operating loss improved 16.7% compared to 2Q 2016
●	Cash position of $10.2 million as of June 30, 2017
●	Completed its review of strategic alternatives with a decision from the Company’s board of directors to execute its strategic business plan

For the three months ended June 30, 2017, TearLab’s net revenues were $7.0 million, compared with $6.9 million for the same period in 2016. A net total of 123 TearLab Osmolarity® Systems were added in the second quarter of 2017, of which 13 were under the Company’s Flex program and 41 were purchased outside of the United States.

The following table sets forth the estimated annualized revenue per U.S. device and account analysis for the second quarter ended June 30, 2017:

			Annualized	Annualized
	Active	Active	Revenue	Revenue
Program	Devices	Accounts	Per Device	Per Account
Purchased	782	691	$2,787	$3,153
Use	139	139	$1,326	$1,326
Masters	1,720	211	$3,285	$26,774
Flex	1,946	760	$8,170	$20,919
Total	4,587	1,801

The Company’s reported net loss for the 2017 second quarter was approximately $3.9 million, or ($0.68) loss per share, compared to a reported net loss of approximately $4.3 million, or ($0.97) loss per share, in the second quarter of 2016. In addition, the Company’s cash burn in the second quarter was approximately $2.8 million, resulting in an ending cash balance of $10.2 million as of June 30, 2017.

“In the second quarter of 2017, we continued to execute under our refocused commercial model and are encouraged with the progress made, which included sequential growth of 5% compared to the first quarter. We have stabilized our core business, as demonstrated in the growth seen in revenue per-account and per-device in both our Flex and Masters contracts,” said Seph Jensen, TearLab’s Chief Executive Officer. “In addition to these sales advancements, we received CE Marking for the commercial version of our next-generation TearLab Discovery™ System, a comprehensive in-vitro diagnostics testing platform which can, for the first time, leverage the power of molecular diagnostics at the point of care for eye care professionals. We believe the TearLab Discovery™ System brings significant value to our shareholders, and the approval and successful launch of this platform are central to the execution of our strategic plan.”

Completion of Strategic Alternatives Review

The Company conducted an extensive and thorough strategic review of the alternatives available to it that included a broad global marketing effort to solicit interest in a sale or other transaction to maximize value for all shareholders. During the process, TearLab received expressions of interest relating to a variety of potential transactions including interest to both acquire and invest in the Company. After careful consideration, the Company’s board of directors has determined that the interests of the Company’s stockholders are best served by focusing on execution of the Company’s strategic business plan. The Company may from time to time receive indications of interest and have discussions regarding possible strategic alternatives, and intends to consider proposals it receives in the future that it believes could result in the creation of stockholder value.

Business Outlook

The Company expects to file its application for clearance of the TearLab Discovery™ System, based on the CE Marked commercial version of the product, with the U.S. Food and Drug Administration in the second half of 2017.

In anticipation of a 2018 global launch of the TearLab Discovery™ System, the Company plans to seek additional capital to ensure it has the necessary resources to maximize the launch of the next generation platform as well as begin development work on follow-on tests for the TearLab Discovery™ System. For the balance of the third quarter 2017 and into the fourth quarter 2017, the Company intends to raise additional capital with the goal to complete any funding process by the end of the fourth quarter of 2017.

About TearLab Corporation

TearLab Corporation (www.tearlab.com) develops and markets lab-on-a-chip technologies that enable eye care practitioners to improve standard of care by objectively and quantitatively testing for disease markers in tears at the point-of-care. The TearLab Osmolarity Test, for diagnosing Dry Eye Disease, is the first assay developed for the award-winning TearLab Osmolarity System. TearLab Corporation's common shares trade on the NASDAQ Capital Market under the symbol 'TEAR' and on the Toronto Stock Exchange under the symbol 'TLB'.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning the market for dry eye patients, the potential success in developing and commercializing the TearLab Discovery™ System and the TearLab Osmolarity System, the timeframe and ability to file and secure U.S. Food and Drug Administration approval for the next generation commercial test card and testing device, the ability to quickly train and maintain stability in our sales force for continued execution, the ability to raise capital needed to launch our new platform under acceptable terms or at all and the ability to maintain our Nasdaq listing. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Many factors, risks and uncertainties may cause our actual results to differ materially from forward-looking statements, including the factors, risks, and uncertainties detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 10, 2017,and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, which TearLab expects to file with the SEC on August 14, 2017. We do not undertake to update any forward-looking statements except as required by law.

CONTACT: Investor Contact:

The Ruth Group

Lee Roth

Tel: 646-536-7012

lroth@theruthgroup.com

TearLab Corp.

Condensed Consolidated Statements of Operations

(Expressed in U.S. Dollars (000's) except for number of shares and net loss per share)

(Unaudited)

	Three months
	ended June 30,
	2017	2016
Revenue
Product sales	$6,229	$5,428
Reader equipment rentals	785	1,475
Total revenue	7,014	6,903
Cost of goods sold
Cost of goods sold (excluding amortization of intangible assets)	2,682	2,465
Cost of goods sold - reader equipment depreciation	446	555
Gross profit	3,886	3,883
Operating expenses
Sales and marketing	3,304	3,364
Clinical, regulatory and research & development	1,110	661
General and administrative	2,309	2,960
Amortization of intangible assets	-	304
Total operating expenses	6,723	7,289
Loss from operations	(2,837)	(3,406)
Other income (expense)	(1,057)	(938)
Net loss and comprehensive loss	$(3,894)	$(4,344)
Weighted average shares outstanding	5,731,293	4,484,925
Net loss per share	$(0.68)	$(0.97)

TearLab Corp.

Condensed Consolidated Statements of Operations

(Expressed in U.S. Dollars (000's) except for number of shares and net loss per share)

(Unaudited)

	Six months
	ended June 30,
	2017	2016
Revenue
Product sales	$12,357	$10,930
Reader equipment rentals	1,358	2,740
Total revenue	13,715	13,670
Cost of goods sold
Cost of goods sold (excluding amortization of intangible assets)	5,224	5,005
Cost of goods sold - reader equipment depreciation	912	1,109
Gross profit	7,579	7,556
Operating expenses
Sales and marketing	6,636	8,000
Clinical, regulatory and research & development	2,675	1,799
General and administrative	4,496	6,891
Amortization of intangible assets	-	608
Total operating expenses	13,807	17,298
Loss from operations	(6,228)	(9,742)
Other income (expense)	(2,087)	(1,856)
Net loss and comprehensive loss	$(8,315)	$(11,598)
Weighted average shares outstanding	5,551,334	3,933,746
Net loss per share	$(1.50)	$(2.95)

TearLab Corp.

Consolidated Balance Sheets

(Expressed in U.S. Dollars (000's)

(Unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Current assets
Cash	$10,235	$15,471
Accounts receivable, net	2,127	2,279
Inventory	2,880	3,193
Prepaid expenses and other current assets	1,092	1,226
Total current assets	16,334	22,169

Fixed assets, net	3,723	4,178
Intangible assets, net	29	60
Other non-current assets	99	220
Total assets	$20,185	$26,627

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,987	$1,858
Accrued liabilities	3,236	3,958
Deferred Rent	60	83
Total current liabilities	6,283	5,899

Long-term debt	27,371	26,449

Total liabilities	33,654	32,348

Stockholders’ equity (deficit)
Capital stock
Preferred Stock, $0.001 par value, 10,000,000 authorized, 0 and 2,764 issued and outstanding at June 30, 2017 and December 31, 2016, respectively	—	—
Common stock, $0.001 par value, 9,500,000 authorized, 5,735,732 and 5,360,198 issued and outstanding at June 30, 2017 and December 31, 2016, respectively	6	5
Additional paid-in capital	507,548	506,982
Accumulated deficit	(521,023)	(512,708)
Total stockholders’ equity (deficit)	(13,469)	(5,721)
Total liabilities and stockholders’ equity	$20,185	$26,627